EXHIBIT 23








          INDEPENDENT AUDITOR'S CONSENT




          We consent to the incorporation by reference in this Registration Statement of ConAgra, Inc. on Form S-8 of our reports dated July 28, 1995 appearing in and incorporated by reference in the Annual Report on Form 10-K of ConAgra, Inc. for the year ended May 28, 1995.



             /s/ Deloitte & Touche LLP

          DELOITTE & TOUCHE LLP


          Omaha, Nebraska
          February 12, 1996